Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

BROCADE COMMUNICATIONS SYSTEMS, INC.

a Delaware Corporation

Effective as of February 10, 2009

i

4.2	COMMITTEE MINUTES	11
4.3	MEETINGS AND ACTION OF COMMITTEES	12

ARTICLE V OFFICERS		12
5.1	OFFICERS	12
5.2	APPOINTMENT OF OFFICERS	12
5.3	REMOVAL AND RESIGNATION OF OFFICERS	12
5.4	CHAIRMAN OF THE BOARD	13
5.5	CHIEF EXECUTIVE OFFICER	13
5.6	PRESIDENT	13
5.7	VICE PRESIDENT	14
5.8	SECRETARY	14
5.9	CHIEF FINANCIAL OFFICER	14
5.10	ASSISTANT SECRETARY	15
5.11	AUTHORITY AND DUTIES OF OFFICERS	15

ARTICLE VI INDEMNITY		15
6.1	THIRD PARTY ACTIONS	15
6.2	ACTIONS BY OR IN THE RIGHT OF THE CORPORATION	15
6.3	SUCCESSFUL DEFENSE	16
6.4	DETERMINATION OF CONDUCT	16
6.5	PAYMENT OF EXPENSES IN ADVANCE	16
6.6	INDEMNITY NOT EXCLUSIVE	16
6.7	INSURANCE INDEMNIFICATION	17
6.8	THE CORPORATION	17
6.9	EMPLOYEE BENEFIT PLANS	17
6.10	CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	17

ARTICLE VII RECORDS AND REPORTS		18
7.1	MAINTENANCE OF RECORDS	18
7.2	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	18

ARTICLE VIII GENERAL MATTERS		18
8.1	CHECKS	18
8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	18
8.3	STOCK CERTIFICATES; PARTLY PAID SHARES	19
8.4	SPECIAL DESIGNATION ON CERTIFICATES	19
8.5	LOST CERTIFICATES	19
8.6	CONSTRUCTION; DEFINITIONS	20
8.7	DIVIDENDS	20
8.8	FISCAL YEAR	20
8.9	SEAL	20
8.10	TRANSFER OF STOCK	20

ii

8.11	STOCK TRANSFER AGREEMENTS	21
8.12	REGISTERED STOCKHOLDERS	21
8.13	ELECTRONIC TRANSMISSIONS	21

ARTICLE IX AMENDMENTS		21

iii

AMENDED AND RESTATED BYLAWS

OF

BROCADE COMMUNICATIONS SYSTEMS, INC.

ARTICLE I

CORPORATE OFFICES

1.1	REGISTERED OFFICE

The registered office of the Corporation shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801. The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

1.2	OTHER OFFICES

The board of directors may at any time establish other offices at any place or places, both within and without the State of Delaware, where the Corporation is qualified to do business or as may be necessary or useful in connection with the business of the Corporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at such place, within or outside the State of Delaware, as may be designated from time to time by the board of directors or, if the board of directors so determines, by one or more officers. In the absence of any such designation, meetings of stockholders shall be held at the registered office of the Corporation.

2.2	ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3	SPECIAL MEETING

A special meeting of the stockholders may be called at any time by (i) the board of directors, (ii) the Chairman of the Board, (iii) the President, or (iv) the Chief Executive Officer.

If a special meeting is called by any person other than the board of directors, the request shall be in writing, specifying the place, date and hour of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally, by express courier service, by registered mail or facsimile transmission to the Chairman of the Board, the President, any vice president, or the Secretary of the Corporation. No business may be transacted at such special meeting other than the business specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4 of this Article II, that a meeting will be held at the place, date and hour requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the place, date and hour when a meeting of stockholders called by action of the board of directors may be held.

2.4	NOTICE OF STOCKHOLDER MEETINGS

Notices of any meeting of stockholders shall be given in accordance with Section 2.6 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5	ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

To be properly brought before an annual meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice in proper form of his intent to bring such business before such meeting. To be timely, a stockholder’s notice shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 45th day and not earlier than the close of business on the 75th day prior to the anniversary of the mailing of the Corporation’s proxy statement with respect to the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

(a) the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or a brief description of the business to be proposed and the reasons for conducting such business at the annual meeting;

(b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to introduce the business specified in the notice;

(c) any material interest of the stockholder in such business, including, in the case of a director nominee, a description of all arrangements or understandings between the stockholder and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and

(d) any other information that is required to be provided by the stockholder pursuant to Regulation 14A (“Regulation 14A”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in the stockholder’s capacity as a proponent of a stockholder proposal or, in the case of any person the stockholder intends to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(e) Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act.

(f) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.5. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, and, if the chairperson should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(g) Advance notice by stockholders of nominations to be made at or other business to be conducted at the Corporation’s 2008 annual meeting of stockholders shall be governed by the provisions of this Section 2.5 as in effect prior to the adoption of this paragraph (g).

2.6	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Notice of any meeting of stockholders, stating the place, date and hour of the meeting, and, if it is a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting in accordance with Section 2.4 of these Bylaws (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or these Amended and Restated Bylaws of the Corporation (the “Bylaws”). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7	QUORUM

The holders of a majority of the aggregate voting power of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting, or (ii) the holders of a majority of the voting power present or represented at a meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes, the certificate of incorporation, these Bylaws or applicable stock exchange or 1934 Act rules, a different vote is required, in which case such express provision shall govern and control the decision of the question.

2.8	ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9	VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Sections 2.11 and 2.13 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver thereof by electronic transmission by the person entitled to said notice, delivered to the Corporation, whether before or after the time stated therein, shall be deemed equivalent to notice. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

2.11	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

If the board of directors does not so fix a record date, the fixing of such record date shall be governed by the provisions of Section 213 of the Delaware General Corporation Law.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.12	PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the Delaware General Corporation Law.

2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. The list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

2.14	CONDUCT OF BUSINESS

Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.

ARTICLE III

DIRECTORS

3.1	POWERS

Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed by and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2	NUMBER AND ELECTION

The authorized number of directors of the Corporation shall be nine (9). No reduction of the authorized number of directors shall have the effect of removing any incumbent director before that director’s term of office expires.

Effective as of the first meeting of stockholders at which the directors will be elected following the 2008 annual meeting of stockholders, each director shall be elected by the vote of the majority of the votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided that, the directors shall be elected by the vote of a plurality of the votes cast on the election of directors at the 2008 annual meeting of stockholders and at any meeting for which (i) the Secretary receives a notice of a stockholder’s intention to nominate a person or persons for election to the board of directors in compliance with the advance notice provisions of Section 2.5 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the fourteenth (14 th) day preceding the date the Corporation first mails its notice of meeting for such meeting of stockholders. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

3.3	CLASSES OF DIRECTORS

The Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Article, each Director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

3.4	RESIGNATION AND VACANCIES

Any director may resign at any time upon notice in writing or by electronic transmission to the Secretary or Chairman of the Board; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein or upon the occurrence of particular conditions or circumstances. Acceptance of such resignation shall not be necessary to make it effective.

Any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Newly created directorships resulting from any increase in the number of directors shall, unless the board of directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the Delaware General Corporation Law as far as applicable.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7	SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any vice president, the Secretary or any two directors.

Notice of any special meeting of the Board of Directors may be given by personal delivery, by telephone, mail, telegram, courier service (including, without limitation, Federal Express), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the director has consented to receive notice. If notice is given by personal delivery, by telephone, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission pursuant to which the director has consented to receive notice, then such notice shall be given on not less than twenty-four hours’ notice to each director. If written notice is delivered by mail or courier service, then it shall be given on not less than three (3) calendar days’ notice to each director.

Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting.

3.8	QUORUM

At all meetings of the board of directors, a majority of the total number of directors then in office (but not less than 1/3 of the total authorized number of directors) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.

3.9	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these Bylaws, a director may waive any such required notice either before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.

3.10	ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.11	CONDUCT OF BUSINESS

Meetings of the board of directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedures at the meeting.

3.12	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or such committee; provided however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14	REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire board of directors may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of then then-outstanding shares of the voting stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then-outstanding shares of the voting stock.

ARTICLE IV

COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, each committee to consist of one or more directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the board of directors); provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval (other than recommending the election or removal of directors), or (ii) adopting, amending, or repealing any Bylaw of the Corporation. The board of directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of such absent or disqualified director.

4.2	COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjournment and notice of adjournment), Section 3.11 (conduct of business) and 3.12 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1	OFFICERS

The officers of the Corporation shall be a Chief Executive Officer, one or more vice presidents, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the board of directors, a Chairman of the Board, a President, a Chief Operating Officer, one or more executive, senior or assistant vice presidents, Assistant Secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.2 of these Bylaws. Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS

Except as otherwise provided in this Section 5.2, the officers of the Corporation shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment. The board of directors may appoint, or empower an officer to appoint, such officers and agents of the business as the Corporation may require (whether or not such officer or agent is described in this Article V), each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors or may be filled by the officer, if any, who appointed such officer.

5.3	REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors or, in the case of an officer appointed by another officer, by such other officer.

Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the board of directors or to the Chairman of the Board; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.4	CHAIRMAN OF THE BOARD

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws. If there is no Chief Executive Officer, then the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.5 of these Bylaws.

5.5	CHIEF EXECUTIVE OFFICER

The Chief Executive Officer of the Corporation shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a Corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

5.6	PRESIDENT

Subject to such supervisory powers as may be given by these Bylaws or the board of directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws. In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.

5.7	VICE PRESIDENT

In the absence or disability of the President, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the Chief Executive Officer or the Chairman of the Board.

5.8	SECRETARY

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates (if any) evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws. He shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

5.9	CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the chief executive officer and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

5.10	ASSISTANT SECRETARY

The Assistant Secretary, or, if there is more than one, the Assistant Secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

5.11	AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE VI

INDEMNITY

6.1	THIRD PARTY ACTIONS

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.2	ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

6.3	SUCCESSFUL DEFENSE

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

6.4	DETERMINATION OF CONDUCT

Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (1) by the board of directors or the Executive Committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

6.5	PAYMENT OF EXPENSES IN ADVANCE

Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

6.6	INDEMNITY NOT EXCLUSIVE

The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another while holding such office.

6.7	INSURANCE INDEMNIFICATION

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

6.8	THE CORPORATION

For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

6.9	EMPLOYEE BENEFIT PLANS

For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

6.10	CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

The indemnification and advanced of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

RECORDS AND REPORTS

7.1	MAINTENANCE OF RECORDS

The Corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

7.2	REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The Chairman of the Board, the Chief Executive Officer, any vice president, the Chief Financial Officer, the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the board of directors or the Chief Executive Officer or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1	CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3	STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of a corporation shall be represented by certificates, provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4	SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5	LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares represented by certificates shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a Corporation and a natural person.

8.7	DIVIDENDS

The directors of the Corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the Delaware General Corporation Law. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.8	FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9	SEAL

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10	TRANSFER OF STOCK

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books, unless the board of directors has adopted a resolution requiring that all shares be held in registered form, in which case, no new certificates need be issued.

8.11	STOCK TRANSFER AGREEMENTS

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

8.12	REGISTERED STOCKHOLDERS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.13	ELECTRONIC TRANSMISSION

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

AMENDMENTS

The Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of the then-outstanding shares of voting stock, voting together as a class, shall be required for the adoption, amendment or repeal of Sections 2.2 and 2.3 of these Bylaws; notwithstanding the foregoing, pursuant to the certificate of incorporation, the board of directors of the Corporation is authorized to adopt, amend or repeal these Bylaws; provided that such power so. conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal these Bylaws.